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                                                                   EXHIBIT 10.24

                               AMENDMENT NO. 3 TO
                              EMPLOYMENT AGREEMENT

DATE: December 18, 2003

PARTIES AND ADDRESSES:

         CorVu Corporation
         3400 West 66th Street, Suite 445
         Edina, MN  55435                                        (the "Company")

         Justin MacIntosh
         Level 4, 1 James Place
         North Sydney NSW 2060 AUSTRALIA                           ("Executive")


RECITALS:

         A. The Company is a Minnesota corporation engaged principally in the business of developing, manufacturing and selling business software programs.

         B. Executive is currently employed as the Company's Chairman, President and Chief Executive Officer pursuant to an employment agreement effective as of July 1, 1999, as amended effective as of January 1, 2001 and as of February 28, 2003 (the "Agreement").

         C. In consideration of the Company's business performance and to provide further incentives to Executive, the Company and Executive desire to amend the compensation provisions of the Agreement.

AGREEMENTS:

         In consideration of the mutual promises and undertakings set forth herein, the Company and Executive agree as follows:

         1. Article 2.1(a) "Annual Base Salary" of the Agreement is deleted and replaced by the following provision:


                  "(a) Annual Base Salary. During the term of this Agreement, the Company shall pay Executive an annual base salary of $190,000 commencing July 1, 2003 payable monthly, which may be adjusted from time to time by the Compensation Committee of the Company's board of directors. The Company shall be entitled to deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom.

         1. Article 2.1(c) "Bonus Compensation" of the Agreement is deleted and replaced by the following provision:

                  "(c) Bonus Compensation. In addition to the base salary, Executive shall be eligible to receive bonus compensation based on the Company's achievement of certain pre-determined audited annual revenues and net earnings before income taxes ("EBT") for the Company's fiscal year 2004. The Compensation Committee of the Company's board of directors has approved the following bonus compensation criteria for such fiscal year:

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                  For fiscal year 2004, bonus compensation of an amount of up to
                  $250,000 can be earned based on the attainment of budgeted consolidated gross revenues and net earnings before income taxes (EBT). 40% of the bonus compensation is allocated to the attainment of budgeted gross revenues and 60% of the bonus compensation is allocated to the attainment of budgeted EBT. For fiscal year 2004, bonus compensation can be earned as follows:

                  o      Results below 80% of budgeted amounts   No bonus earned

                  o      Results 80-99% of budgeted amounts      50% of bonus

                  o      Results 100-120% of budgeted amounts    100% of bonus

                  If results are in excess of 120% of budgeted amounts, Executive may earn additional bonus compensation for fiscal year 2004 of $125,000. Calculations will be completed at the end of each fiscal quarter based on results on a year-to-date basis. Bonus earned on a year-to-date basis will be reduced by amounts earned in previous quarters. Bonus compensation paid to Executive based on the results for the first three fiscal quarters of fiscal year 2004 will not be recovered in the event of subsequent shortfalls. Executive's bonus compensation pursuant to this subdivision for the first three fiscal quarters of fiscal year 2004, if any, will be paid to Executive on a quarterly basis in one or more installments, as cash allows, after the filing of the unaudited financial statements for the completed fiscal quarter as filed with the Securities and Exchange Commission (SEC). Executive's bonus compensation pursuant to this subdivision for the fourth fiscal quarter of fiscal year 2004, if any, will be paid to Executive in one or more installments, as cash allows, after the filing of the audited financial statements for the completed fiscal year as filed with the SEC. Executive's bonus compensation, if any, shall be subject to withholding for income and FICA taxes and any other proper deductions. Notwithstanding anything to the contrary, the Company's payment of bonus compensation to Executive in the event Executive does not remain in Company's employ for the full then current fiscal year shall be controlled by Paragraph 2.2 of this Agreement."

2. The parties agree that this Amendment to Employment Agreement shall be retroactively effective as of July 1, 2003.

3. Except as amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement effective as of July 1, 2003.


/s/ Justin M. MacIntosh
--------------------------------
Justin M. MacIntosh


CorVu Corporation

By: /s/ David C. Carlson
    --------------------------------
Its: Chief Financial Officer